Exhibit 99

VIACOM REPORTS DOUBLE-DIGIT REVENUE AND PROFIT GROWTH

FOR FISCAL 2011 THIRD QUARTER

•	Revenues Increased 15% and Adjusted Operating Income Grew 22%

•	Adjusted Net Earnings Increased 35% to $583 Million; Adjusted Diluted EPS Up 39% to $0.99

Fiscal Year 2011 Results

	Quarter Ended			Nine Months Ended
	June 30,		B(W)	June 30,		B(W)
			2011 vs.			2011 vs.
(in millions, except per share amounts)	2011	2010	2010	2011	2010	2010

Revenues	$3,766	$3,275	15%	$10,861	$10,026	8%

Operating income	981	816	20	2,781	2,511	11

Adjusted operating income	995	816	22	2,795	2,571	9

Net earnings from continuing operations attributable to Viacom	574	432	33	1,570	1,411	11

Adjusted net earnings from continuing operations attributable to Viacom	583	432	35	1,633	1,380	18

Diluted EPS from continuing operations	0.97	0.71	37	2.62	2.31	13

Adjusted diluted EPS from continuing operations	$0.99	$0.71	39%	$2.72	$2.26	20%

New York, N.Y., August 5, 2011 – Viacom Inc. (NYSE: VIA, VIA.B) today reported double-digit gains for the fiscal 2011 third quarter ended June 30, 2011. Consolidated revenues in the quarter grew 15% to $3.77 billion, primarily driven by growth in affiliate, advertising and television license revenues. Adjusted operating income increased 22% to $995 million, fueled by Media Networks profit growth. Adjusted net earnings from continuing operations attributable to Viacom were up 35% to $583 million with adjusted diluted EPS from continuing operations of $0.99, which represents a 39% increase over the prior year’s results of $0.71 per share.

Sumner M. Redstone, Executive Chairman of Viacom, said, “I am very pleased with Viacom’s outstanding results. Our strategic focus and consistent investment in creative content are continuing to drive our growth.”

Philippe Dauman, President and Chief Executive Officer of Viacom, said, “The breadth of hit programming found across Viacom’s media network portfolio continues to expand with top-rated shows and tentpole events on MTV, Nickelodeon, Comedy Central, BET and TV Land, as well as many of our international networks, all of which contributed to strong advertising growth and a robust advertising upfront performance. We are strengthening our global entertainment brands and expanding our reach through new international and digital distribution and bringing our audiences the content they want on new platforms.

“Paramount Pictures is the first studio ever to deliver a record six consecutive $100 million-plus domestic box office movies and it was the first studio to cross the $1 billion domestic box office threshold for the fifth year in a row.

“In addition to our creative and operational success, Viacom is in the best financial shape in its history and has furthered its commitment to return cash to our shareholders with the recent increase in our dividend and the acceleration of our stock buyback program.”

Revenues

	Quarter Ended June 30,		B(W)	Nine Months Ended June 30,		B(W)
(in millions)	2011	2010	2011 vs. 2010	2011	2010	2011 vs. 2010

Media Networks	$2,391	$2,065	16%	$6,853	$6,203	10%
Filmed Entertainment	1,407	1,245	13	4,130	3,922	5
Eliminations	(32)	(35)	N/M	(122)	(99)	N/M

Total revenues	$3,766	$3,275	15%	$10,861	$10,026	8%

N/M = Not Meaningful

Quarterly revenues of $3.77 billion grew 15% from $3.28 billion in the prior year. Media Networks delivered $2.39 billion in revenues, a 16% increase over the prior year period, driven principally by growth in advertising and affiliate revenues. Worldwide advertising revenues were up 14% to $1.28 billion with domestic ad sales growing 12% in the quarter. Worldwide affiliate revenues increased 19% to $971 million, reflecting higher digital distribution revenues as well as rate increases. International growth drove worldwide ancillary revenues up 13% in the quarter to $145 million as higher consumer products revenues from international markets were partially offset by lower domestic home entertainment revenues.

Filmed Entertainment revenues grew 13% to $1.41 billion due principally to higher television license fees and home entertainment revenues. The Company’s worldwide television license revenues were up 36% in the quarter to $416 million, driven by the number and mix of available titles. Home entertainment revenues increased 33% to $331 million, reflecting one additional release as compared with the prior year’s quarter as well as the strength of the current year releases. Ancillary revenues also grew, up 57% to $72 million. These gains were partially offset by lower theatrical revenues, which were down 9% to $588 million, principally reflecting the timing of film releases. The prior year period benefited from strong carryover revenues from DreamWorks Animation’s How to Train Your Dragon whereas Transformers: Dark of the Moon was released in the final week of the fiscal 2011 third quarter, which will result in the majority of the film’s theatrical revenues occurring in the fiscal fourth quarter.

Operating Income

	Quarter Ended June 30,		B(W)	Nine Months Ended June 30,		B(W)
(in millions)	2011	2010	2011 vs. 2010	2011	2010	2011 vs. 2010

Media Networks	$1,033	$811	27%	$2,890	$2,508	15%
Filmed Entertainment	49	69	(29)	156	288	(46)
Corporate expenses	(58)	(45)	(29)	(160)	(148)	(8)
Equity-based compensation	(30)	(20)	(50)	(93)	(77)	(21)
Eliminations	1	1	-	2	-	N/M

Adjusted operating income	$995	$816	22	$2,795	$2,571	9
Restructuring	(14)	-	N/M	(14)	-	N/M
Asset impairment	-	-	-	-	(60)	N/M

Operating income	$981	$816	20%	$2,781	$2,511	11%

N/M = Not Meaningful

Quarterly adjusted operating income of $995 million grew 22% over the prior year’s result of $816 million. This growth was driven by a 27% increase in the Media Networks segment, driven primarily by higher affiliate and advertising revenues. Filmed Entertainment profits were down 29% to $49 million, principally due to the timing and mix of theatrical releases.

Quarterly adjusted net earnings from continuing operations attributable to Viacom were $583 million, an increase of 35%. These results reflect the after-tax impact of higher operating income and equity income. Adjusted diluted earnings per share for the quarter were $0.99, a 39% increase from the $0.71 earned in the prior year’s comparable quarter.

Stock Repurchase Program

For the quarter ended June 30, 2011, Viacom repurchased 14.2 million shares for an aggregate purchase price of $700 million. As of August 4, 2011, Viacom had $2.18 billion remaining in its $4 billion stock repurchase program.

Debt

At June 30, 2011, total debt outstanding, including capital lease obligations, was $6.95 billion, compared with $6.75 billion at September 30, 2010. The Company’s cash balances increased to $955 million at June 30, 2011, compared with $837 million at September 30, 2010.

About Viacom

Viacom is home to the world’s premier entertainment brands that connect with audiences through compelling content across television, motion picture, online and mobile platforms in more than 160 countries and territories. With approximately 170 media networks reaching more than 600 million global subscribers, Viacom’s leading brands include MTV, VH1, CMT, Logo, BET, CENTRIC, Nickelodeon, Nick Jr., TeenNick, Nicktoons, Nick at Nite, COMEDY CENTRAL, TV Land, Spike TV and Tr3s. Paramount Pictures, America’s oldest film studio and creator of many of the most beloved motion pictures, continues today as a major global producer and distributor of filmed entertainment. Viacom operates a large portfolio of branded digital media experiences, including many of the world’s most popular properties for entertainment, community and casual online gaming.

For more information about Viacom and its businesses, visit www.viacom.com.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect the Company’s current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause actual results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the public acceptance of the Company’s programs, motion pictures and other entertainment content on the various platforms on which they are distributed; technological developments and their effect in the Company’s markets and on consumer behavior; the impact of piracy; competition for audiences and distribution; fluctuations in the Company’s results due to the timing, mix and availability of the Company’s motion pictures; economic conditions generally, and in advertising and retail markets in particular; changes in the Federal communications laws and regulations; other domestic and global economic, business, competitive and/or regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission, including its Fiscal Year 2010 Transition Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and the Company does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts
Press:	Investors:
Carl Folta	James Bombassei
Executive Vice President, Corporate Communications	Senior Vice President, Investor Relations
(212) 258-6352	(212) 258-6377
Carl.Folta@viacom.com	James.Bombassei@viacom.com

Kelly McAndrew
Senior Vice President, Corporate Communications
(212) 846-7455
Kelly.Mcandrew@viacom.com

VIACOM INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	000000000	000000000	000000000	000000000
	Quarter Ended June 30,		Nine Months Ended June 30,
(in millions, except per share amounts)	2011	2010	2011	2010

Revenues	$3,766	$3,275	$10,861	$10,026
Expenses:
Operating	1,945	1,710	5,683	5,179
Selling, general and administrative	761	674	2,180	2,040
Depreciation and amortization	65	75	203	236
Restructuring	14	-	14	-
Asset impairment	-	-	-	60

Total expenses	2,785	2,459	8,080	7,515

Operating income	981	816	2,781	2,511
Interest expense, net	(104)	(104)	(310)	(322)
Equity in net earnings (losses) of investee companies	12	(24)	51	(72)
Loss on extinguishment of debt	-	-	(87)	-
Other items, net	10	(3)	3	(3)

Earnings from continuing operations before provision for income taxes	899	685	2,438	2,114

Provision for income taxes	(310)	(247)	(838)	(728)

Net earnings from continuing operations	589	438	1,600	1,386
Discontinued operations, net of tax	-	(12)	(10)	(52)

Net earnings (Viacom and noncontrolling interests)	589	426	1,590	1,334

Net (earnings) losses attributable to noncontrolling interests	(15)	(6)	(30)	25

Net earnings attributable to Viacom	$574	$420	$1,560	$1,359

Amounts attributable to Viacom:
Net earnings from continuing operations	$574	$432	$1,570	$1,411
Discontinued operations, net of tax	-	(12)	(10)	(52)

Net earnings attributable to Viacom	$574	$420	$1,560	$1,359

Basic earnings per share attributable to Viacom:
Continuing operations	$0.99	$0.71	$2.65	$2.32
Discontinued operations	$-	$(0.02)	$(0.02)	$(0.08)
Net earnings	$0.99	$0.69	$2.63	$2.24

Diluted earnings per share attributable to Viacom:
Continuing operations	$0.97	$0.71	$2.62	$2.31
Discontinued operations	$-	$(0.02)	$(0.02)	$(0.08)
Net earnings	$0.97	$0.69	$2.60	$2.23

Weighted average number of common shares outstanding:
Basic	582.7	607.9	593.5	607.6
Diluted	591.6	611.3	600.2	610.1

Dividends declared per share of Class A and Class B common stock	$0.25	$0.15	$0.55	$0.15

VIACOM INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except par value)	June 30, 2011	September 30, 2010

ASSETS
Current assets:
Cash and cash equivalents	$955	$837
Receivables, net	2,726	2,417
Inventory, net	803	861
Deferred tax assets, net	68	77
Prepaid and other assets	329	281
Assets held for sale	-	76

Total current assets	4,881	4,549
Property and equipment, net	1,040	1,102
Inventory, net	4,076	4,145
Goodwill	11,075	11,035
Intangibles, net	420	467
Deferred tax assets, net	-	156
Other assets	818	568
Assets held for sale	-	74

Total assets	$22,310	$22,096

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$315	$210
Accrued expenses	1,153	1,000
Participants’ share and residuals	1,099	1,059
Program rights obligations	422	390
Deferred revenue	217	256
Current portion of debt	26	31
Other liabilities	348	435
Liabilities held for sale	-	117

Total current liabilities	3,580	3,498
Noncurrent portion of debt	6,928	6,721
Participants’ share and residuals	501	453
Program rights obligations	579	691
Deferred tax liabilities, net	99	-
Other liabilities	1,317	1,343
Redeemable noncontrolling interest	152	131

Commitments and contingencies

Viacom stockholders’ equity:
Class A Common stock, par value $0.001, 375.0 authorized; 51.4 and 52.0 outstanding, respectively	-	-
Class B Common stock, par value $0.001, 5,000.0 authorized; 525.3 and 556.5 outstanding, respectively	1	1
Additional paid-in capital	8,531	8,346
Treasury stock, 187.5 and 151.5 common shares held in treasury, respectively	(7,325)	(5,725)
Retained earnings	7,985	6,775
Accumulated other comprehensive loss	(29)	(114)

Total Viacom stockholders’ equity	9,163	9,283

Noncontrolling interests	(9)	(24)

Total equity	9,154	9,259

Total liabilities and equity	$22,310	$22,096

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following table reconciles the Company’s results for the quarter and nine months ended June 30, 2011 and the nine months ended June 30, 2010, to adjusted results that exclude the impact of certain items identified as affecting comparability (“Factors Affecting Comparability”), including restructuring charges, extinguishment of debt, asset impairment and discrete tax benefits. There were no adjustments to our results for the quarter ended June 30, 2010. The Company uses consolidated adjusted operating income, adjusted net earnings from continuing operations attributable to Viacom and adjusted diluted earnings per share (“EPS”) from continuing operations, as applicable, among other measures, to evaluate the Company’s actual operating performance and for planning and forecasting of future periods. The Company believes that the adjusted results provide relevant and useful information for investors because they clarify the Company’s actual operating performance, make it easier to compare Viacom’s results with those of other companies and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with generally accepted accounting principles, they should not be considered in isolation of, or as a substitute for, operating income, net earnings from continuing operations attributable to Viacom and diluted EPS as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

(in millions, except per share amounts)
	Quarter Ended June 30, 2011

	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations Attributable to Viacom(2)	Diluted EPS from Continuing Operations
Reported results	$981	$899	$574	$0.97
Factors Affecting Comparability:
Restructuring (3)	14	14	9	0.02

Adjusted results	$995	$913	$583	$0.99

	Nine Months Ended June 30, 2011

	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations Attributable to Viacom(2)	Diluted EPS from Continuing Operations
Reported results	$2,781	$2,438	$1,570	$2.62
Factors Affecting Comparability:
Restructuring (3)	14	14	9	0.01
Extinguishment of debt(4)	-	87	54	0.09

Adjusted results	$2,795	$2,539	$1,633	$2.72

	Nine Months Ended June 30, 2010

	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations Attributable to Viacom(2)	Diluted EPS from Continuing Operations
Reported results	$2,511	$2,114	$1,411	$2.31
Factors Affecting Comparability:
Asset Impairment(5)	60	60	19	0.03
Discrete tax benefits(6)	-	-	(50)	(0.08)

Adjusted results	$2,571	$2,174	$1,380	$2.26

(1)	Pre-tax earnings from continuing operations represent earnings before provision for income taxes.
(2)	The tax impact has been calculated using the rates applicable to the adjustments presented.
(3)	Adjusted results exclude $14 million of employee separation costs attributable to the Media Networks segment.
(4)

Adjusted results exclude a pre-tax debt extinguishment loss of $87 million on the repurchase of $582 million of principal of our 6.25% Senior Notes due 2016 pursuant to a cash tender offer completed in March 2011.

(5)	Adjusted results exclude a $60 million non-cash impairment charge in the Media Networks segment related to certain broadcast licenses held by a 32%-owned consolidated entity.
(6)	Adjusted results exclude $50 million of discrete tax benefits principally due to reserve releases resulting from effectively settled audits.